CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-l for Excel Corporation of our report dated March 29, 2011, relating to the December 31, 2010 financial statements of Excel Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".

Certified Public Accountants

Philadelphia, Pennsylvania

April 26, 2011

Member of the American Institute of Certified Public Accountants,
Public Company Accounting Oversight Board, and Pennsylvania Institute of Certified Public Accountants

1608 Walnut Street, Suite 1703, Philadelphia, PA 19103 • (215) 735-4580 • Fax (215) 735-4584 • www.cgcpc.com